SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 1, 2005

InSight Health Services Holdings Corp.

(Exact name of registrant as specified in charter)

Delaware	333-75984	04-3570028
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

26250 Enterprise Court, Suite 100, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)

(949) 282-6000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

In connection with the appointment of Bret W. Jorgensen (described below in greater detail), InSight Health Services Holdings Corp. (the “Company”) and its wholly-owned subsidiary InSight Health Services Corp. entered into an employment agreement and stock option agreement with Mr. Jorgensen.  The material terms of these agreements are described in Item 5.02 below and incorporated by reference into this Item 1.01.

In addition, the existing stockholders agreement between the Company, its principal stockholders and certain management personnel was amended and restated (i) to include Mr. Jorgensen and (ii) to provide that the put and call features applicable to capital stock and stock options held by management would be inapplicable to Mr. Jorgensen’s capital stock and stock options.  The stockholders agreement is described in greater detail in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004.

Item 5.02                     Departure of Directors or Principal Owners; Election of Officers; Appointment of Principal Officers.

On July 1, 2005, Bret W. Jorgensen, 46, was appointed President and Chief Executive Officer of the Company.  In this role Mr. Jorgensen will be the Company’s principal executive officer.  Mr. Jorgensen was also appointed a director of the Company on July 1, 2005.  Prior to this appointment, Mr. Jorgensen was the Chief Executive Officer of AdvoLife, a provider of senior care services, where he led the sale of the company in September 2004.  Prior to AdvoLife he was Chairman and Chief Executive Officer of Directfit, a web-centric recruiting solutions provider, from 1999 to 2003.  In 1989, Jorgensen co-founded TheraTx, which became a diversified healthcare services company listed on NASDAQ.  While at TheraTx, he served on the board of directors and held several executive leadership positions, including President of TheraTx Health Services, and was instrumental in TheraTx’s initial public offering in 1994 and sale in 1997.  He currently serves on the board of directors of AllianceCare, a provider of senior healthcare services, rehabilitation therapy and home health services.

Michael N. Cannizzaro, the Company’s President and Chief Executive Officer since his appointment in August 2004, resigned from these positions as of July 1, 2005 but will remain Chairman of the Board.  Mr. Cannizzaro is an Operating Partner of J.W. Childs Associates, L.P.

In connection with his appointment, Mr. Jorgensen entered into an employment agreement with the Company.  The agreement provides for:

•                  a term of 12 months on a continuing basis, subject to certain termination rights;

•                  an annual salary of $400,000;

•                  a discretionary bonus (i) 75% of which shall be based upon the Company achieving certain budgetary goals prepared by the Company’s management and approved by the board of directors; and (ii) 25% of which shall be based upon the achievement of other goals mutually agreed upon by Mr. Jorgensen and the board of directors (for the Company’s current fiscal year ending June 30, 2006, Mr. Jorgensen will be entitled to a bonus equal to at least 50% of his annual salary);

•                  the opportunity to purchase 50,454 shares of the Company’s common stock at a price equal to $19.82 per share, within ninety days of the date of the employment agreement;

•                  a life insurance policy of three times the amount of his annual base salary and the opportunity to participate in the Company’s life insurance, medical, health and accident and disability plan or program, pension plan or other similar benefit plan and the Company’s stock option plans; and

•                  certain covenants relating to noncompetition and nonsolicitation (relating to the Company’s employees and customers) during the term of his employment and continuing for a period of 12 months thereafter.

The employment agreement contains termination provisions which are substantially identical to the termination provisions in the employment agreements of the Company’s other executive officers, which are described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004.  Mr. Jorgensen would be entitled to all accrued and unpaid compensation, as well as 12 months of compensation at the annual salary rate then in effect (1) upon his permanent and total disability (as defined in the employment agreement); (2) upon the Company’s 30 days’ written notice to Mr. Jorgensen of his termination of employment without cause (as defined in the employment agreement); (3) if Mr. Jorgensen terminates his employment for good reason (as defined in the employment agreement); and (4) if Mr. Jorgensen’s employment is terminated without cause or he terminates his employment for good reason within 12 months of a change in control (as defined in the employment agreement). In addition, for up to 12 months after his termination, the Company would pay the cost of providing Mr. Jorgensen with all life insurance, medical, health and accident and disability plans or programs, in which he was entitled to participate immediately prior to his termination.

The stock option agreement grants to Mr. Jorgensen an option to purchase 248,236 shares of Company common stock.  The option vests (i) with respect to 15% of the total shares on July 1 of each of the next 5 years, and (ii) with respect to 25% of the total shares on the achievement of certain performance goals.  The option expires on the tenth anniversary of its grant.

The employment and stock option agreements summarized above have been filed as exhibits to this Form 8-K, and the complete terms of those agreements, as set forth in the exhibits, are incorporated herein by reference.

There is no family relationship between Mr. Jorgensen and any other executive officer or director of the Company, and there is no arrangement or understanding under which he was appointed.  There are no transactions pursuant to which the Company or any of its subsidiaries is a party and in which Mr. Jorgensen has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01                                             Financial Statement and Exhibits

Exhibit No.

10.27	Executive Employment Agreement dated as of July 1, 2005, by and among InSight Health Services Corp., InSight Health Services Holdings Corp. and Bret W. Jorgensen (filed herewith).

10.28	Stock Option Agreement dated as of July 1, 2005, by and between InSight Health Services Holdings Corp. and Bret W. Jorgensen (filed herewith).

10.29

Fourth Amended and Restated Stockholders Agreement, dated as of July 1, 2005, among the Company, the JWC Holders (as defined therein), the Halifax Holders (as defined therein), the Management Holders (as defined therein) and the Additional Holders (as defined therein) (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	July 8, 2005	INSIGHT HEALTH SERVICES HOLDINGS CORP.

		By:	/s/ Mitch C. Hill
Mitch C. Hill
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.27	Executive Employment Agreement dated as of July 1, 2005, by and among InSight Health Services Corp., InSight Health Services Holdings Corp. and Bret W. Jorgensen (filed herewith).

10.28	Stock Option Agreement dated as of July 1, 2005, by and between InSight Health Services Holdings Corp. and Bret W. Jorgensen (filed herewith).

10.29

Fourth Amended and Restated Stockholders Agreement, dated as of July 1, 2005, among the Company, the JWC Holders (as defined therein), the Halifax Holders (as defined therein), the Management Holders (as defined therein) and the Additional Holders (as defined therein) (filed herewith).